UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 26, 2014
Date of Report (Date of earliest event reported)

Viad Corp
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Compensatory Arrangements

On March 26, 2014, the Human Resources Committee of the Board of Directors of Viad Corp (the “Company”) amended the Company’s long-term incentive agreements for executives to add forfeiture provisions that would apply to certain employment termination scenarios. Under the amendments to the forms of the Restricted Stock Agreement for executives, the Restricted Stock Units Agreement and the Performance Unit Agreement (the “Amendments”), which govern long-term incentive awards to the Company’s executive officers under the 2007 Viad Corp Omnibus Incentive Plan, an executive of the Company will forfeit long-term incentive awards granted in 2014 or thereafter if the executive’s employment is terminated due to retirement, disability or termination without cause within 12 months after the grant date. The Amendments further provide that long-term incentive awards will vest pro rata if the termination occurs after the 12-month forfeiture period lapses, and that the amount of such awards will be based on the length of time the executive is employed during the applicable vesting or performance period.

The above description of the Amendments is qualified in its entirety by reference to the forms of the Restricted Stock Agreement for executives, the Restricted Stock Units Agreement and the Performance Unit Agreement, copies of which are attached hereto as Exhibits 10.A, 10.B and 10.C, respectively, and which are incorporated herein in their entirety by this reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.A − Copy of form of Restricted Stock Agreement - Executives, effective as of March 26, 2014, pursuant to the 2007 Viad Corp Omnibus Incentive Plan.

10.B − Copy of form of Restricted Stock Units Agreement, effective as of March 26, 2014, pursuant to the 2007 Viad Corp Omnibus Incentive Plan.

10.C − Copy of form of Performance Unit Agreement, effective as of March 26, 2014, pursuant to the 2007 Viad Corp Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

March 28, 2014	By:	/s/ G. Michael Latta
G. Michael Latta
Chief Accounting Officer - Controller